SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2004

MainStreet BankShares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	333-86993	54-1956616
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 12, Patrick Henry Mall, 730 East Church Street, Martinsville, Virginia	24112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (276) 632-8054

(Former name or former address, if changed since last report.)

Item 5.	Other Events

The Board of Directors of MainStreet BankShares, Inc. (the “Corporation”, or “BankShares”) unanimously approved to downstream $40,005 in capital to its subsidiary bank, Smith River Community Bank, N.A. (“Smith River”). The Corporation gave to the Bank 3,810 shares of MainStreet BankShares, Inc. common stock for which the Bank in turn gave to MainStreet Title Agency, LLC (“MSTA”) for a 40% ownership in the company. This transaction was consummated on Wednesday, January 28, 2004.

Smith River has purchased a forty percent (40%) non-controlling position in MSTA from Mr. Robert W. Haley, the only other member of the company.

MSTA is in the business of making title insurance underwriting decisions on title risks, including the issuance of title insurance policies, binders or endorsements; acting as agent for individuals and entities of all kinds, including title insurance companies; making abstracts of land titles; providing the public title insurance binders, commitments and policies (but only in the capacity of an agent for admitted title insurance underwriters or insurance companies); and holding settlements or escrow money in regard thereto.

MSTA holds a license as a title insurance agent in the Commonwealth of Virginia which is the only state in which MSTA does business.

Item 6.	Resignations of Registrant’s Directors

Patricia H. Brammer resigned as a director of MainStreet BankShares, Inc. effective February 3, 2004. Mrs. Brammer voluntarily resigned and she had no disagreements with BankShares on any matters relating to the Corporation’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2004	/s/ C. R. McCullar

C. R. McCullar President and CEO

Date: February 4, 2004	/s/ Brenda H. Smith

Brenda H. Smith Executive Vice President/CFO/ Corporate Secretary